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                                 REVOLVING NOTE                    EXHIBIT 10.42


$50,000,000.00                    Dallas, Texas                  August 29, 1996

         FOR VALUE RECEIVED, the undersigned, NATIONAL ENERGY GROUP, INC., a Delaware corporation (referred to herein as "Borrower") hereby unconditionally promises to pay to the order of CREDIT LYONNAIS NEW YORK BRANCH (referred to herein as "Bank"), at the offices of BANK ONE, TEXAS, N.A. (the "Administrative Agent") in Dallas County, Texas, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), or so much thereof as may be advanced and outstanding to or for the benefit of Borrower by Bank pursuant to the Loan Agreement (as hereinafter defined), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Loan Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 1717 Main Street, 4th Floor, Bank One Center, P.O. Box 655415, Dallas, Texas 75265-5415, attention: Energy Department, or at such other address as Bank shall designate in writing to Borrower.

         The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Loan Agreement.

         This Note is executed pursuant to that certain Restated Loan Agreement dated of even date herewith among the Borrower, the Administrative Agent and the Banks signatory thereto (the "Loan Agreement"), and is one of the Revolving Notes referred to therein. This Note is secured by certain Security Instruments (as such term is defined in the Loan Agreement) of even date herewith between Borrower and Administrative Agent. Reference is made to the Loan Agreement and the Security Instruments for a statement of prepayment rights and obligations of Borrower, description of the properties mortgaged and assigned, the nature and extent of such security and the rights of the parties under the Security Instruments in respect to such security and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of an Event of Default, as that term is defined in the Loan Agreement and Security Instruments, the holder hereof (subject to the provisions of the Loan Agreement) (i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have all rights and remedies under the Loan Agreement and Security Instruments. This Note may be prepaid at any time in full or in part without any premium or fee in accordance with the terms and provisions of the Loan Agreement.

         Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Loan Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum
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extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Loan Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

         If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or public holiday or while the Administrative Agent is not open for business, such payment shall be made on the next succeeding business day unless required to be made on a different day pursuant to the provisions of the Loan Agreement and such extension of time shall in such case be included in computing interest in connection with such payment.

         If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

         Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

         This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas, except that Tex. Rev. Civ. Stat. Ann. art. 5069, Chapter 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Note.

         THIS WRITTEN NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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         EXECUTED as of the 29th day of August, 1996.

                                        BORROWER:

                                        NATIONAL ENERGY GROUP, INC.
                                        a Delaware corporation



                                        By: /s/ Miles D. Bender
                                           -------------------------------------
                                               Miles D. Bender
                                               President





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